As filed with the Securities and Exchange Commission on January 9, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELL TECHNOLOGIES INC.	DELL INTERNATIONAL L.L.C.	EMC CORPORATION

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware	Massachusetts
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
80-0890963	81-3562797	04-2680009
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
One Dell Way Round Rock, Texas 78682 (800) 289-3355	One Dell Way Round Rock, Texas 78682 (800) 289-3355	176 South Street Hopkinton, Massachusetts 01748 (508) 435-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Richard J. Rothberg, Esq.

General Counsel and Secretary

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Hui Lin

Jessica Asrat

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, New York, 10017

Telephone: (212) 455-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The additional registrants listed below may guarantee the Debt Securities:

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Dell Inc.	Delaware	74-2487834	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355
Denali Intermediate Inc.	Delaware	38-3897772	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

PROSPECTUS

Dell International L.L.C.

EMC Corporation

Debt Securities

Guarantees of Debt Securities

Dell International L.L.C. (“Dell International”) and EMC Corporation (“EMC” and, together with Dell International, the “Issuers”) may, from time to time, offer and sell debt securities. Debt securities issued by the Issuers may be guaranteed by Dell Technologies (as defined below) and any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”). Any debt securities issued will be the senior unsecured obligations of the Issuers, Dell Technologies and, as applicable, one or more of the additional Registrant Guarantors.

The Issuers may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When the Issuers decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering will be provided in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

The debt securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in securities registered hereby involves risks. See “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in any securities.

Neither the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2023.

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement, in any applicable prospectus supplement, free writing prospectus or in the materials that we have incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. The Issuers are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any such free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that the Issuers, Dell Technologies and the additional Registrant Guarantors filed with the Securities and Exchange Commission (the “SEC”), as Dell Technologies is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus provides you with a general description of the securities the Issuers, Dell Technologies and the additional Registrant Guarantors may offer. Each time this prospectus is used to offer securities, a prospectus supplement will be provided and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.” If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings (including the risk associated with seeking final court approval of the litigation settlement agreement described in our quarterly report on Form 10-Q for the fiscal quarter ended October 28, 2022), future responses to and effects of the coronavirus disease 2019 (“COVID-19”), and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks, including the risks discussed in “Part I — Item 1A — Risk Factors” in our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended January 28, 2022 and Quarterly Reports (collectively, the “Quarterly Reports”) on Form 10-Q for the fiscal quarters ended April 29, 2022, July 29, 2022, and October 28, 2022, in this prospectus and in our other periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	our ability to achieve of the intended benefits of the spin-off of VMWare, Inc.;

•	impact of the COVID-19 pandemic;

•	competitive pressures;

•	our reliance on third-party suppliers for products and components, including reliance on single-source or limited-resource suppliers;

•	our ability to achieve favorable pricing from our vendors;

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•	adverse global economic conditions and instability in financial markets, including due to public health issues such as to the outbreak of COVID-19;

•	execution of our growth, business and acquisition strategies;

•	the success of our cost efficiency measures;

•	our ability to manage solutions and products and services transitions in an effective manner;

•	our ability to deliver high-quality products and services;

•	infrastructure disruptions, cyber-attacks or other data security breaches;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, service, customer, and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	any impairments to our goodwill or tangible assets;

•	access to the capital markets by us or our customers;

•	weak economic conditions and additional regulation;

•	counterparty default risks;

•	the loss of any services contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	disruptions to our information technology and manufacturing infrastructure;

•	our ability to hedge effectively our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	declines in fair value or impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	seeking final court approval of the litigation settlement agreement described in our Quarterly Report for the fiscal quarter ended October 28, 2022;

•	compliance requirements of changing environmental and safety laws;

•	the effect of natural disasters, terrorism, armed hostilities and public health issues;

•	the impact of global climate change and legal, regulatory, or market measures to address climate change;

•	our dependence on the services of our Chief Executive Officer and our loss of, or inability to continue to attract, retain and motivate, executive talent and other employees; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their

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entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus, except as may be required under applicable federal securities law.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein include information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of their respective dates. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but protected by common law rights. These registered and unregistered marks include our corporate names, logos, and website names used herein. Each trademark, service mark, or trade name by any other company appearing in this prospectus and any accompanying prospectus supplement (or in documents we have incorporated by reference) belongs to its owner.

Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus and any accompanying prospectus supplement (or in documents we have incorporated by reference) may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

BASIS OF PRESENTATION

This prospectus includes and incorporates by reference the historical consolidated financial statements and other financial data of Dell Technologies Inc., which may guarantee any debt securities offered pursuant to the registration statement of which this prospectus forms a part. Each of the Issuers is a direct wholly-owned subsidiary of Dell Inc., an additional Registrant Guarantor, and an indirect wholly-owned subsidiary of Dell Technologies. No separate financial information has been provided in this prospectus for Dell International or EMC.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Dell Technologies,” “we,” “our,” or “us” refers to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.delltechnologies.com and the Investors page of our website is https://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Dell Technologies or its subsidiaries, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC (including any prospectus supplement) will automatically update and supersede this information. We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise expressly incorporated by reference herein):

•

Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January  28, 2022; (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2022 Annual Meeting of Stockholders filed on May 17, 2022);

•	Dell Technologies’ Quarterly Reports on Form 10-Q for the quarters ended April 29, 2022, July 29, 2022, and October 28, 2022; and

•	Dell Technologies’ Current Reports on Form 8-K filed with the SEC on February 24, 2022 (solely with respect to Item 8.01), June 29, 2022, July 18, 2022 and November 16, 2022.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the shares hereunder. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless specifically noted otherwise.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website. See also “Where You Can Find More Information.”

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DELL TECHNOLOGIES INC.

Dell Technologies helps organizations build their digital futures and individuals transform how they work, live, and play. We provide customers with one of the industry’s broadest and most innovative solutions portfolios for the data era, including traditional infrastructure and extending to multi-cloud environments. We continue to seamlessly deliver differentiated and holistic IT solutions to our customers which has helped drive consistent revenue growth.

Dell Technologies’ integrated solutions help customers modernize their IT infrastructure, manage and operate in a multi-cloud world, address workforce transformation, and provide critical solutions that keep people and organizations connected. We are helping customers accelerate their digital transformations to improve and strengthen business and workforce productivity. With our extensive portfolio and our commitment to innovation, we offer secure, integrated solutions that extend from the edge to the core to the cloud, and we are at the forefront of the software-defined and cloud native infrastructure era. As further evidence of our commitment to innovation, we are evolving and expanding our IT as-a-Service and cloud offerings including Dell APEX solutions which provide our customers with greater flexibility to scale IT to meet their evolving business needs and budgets.

Dell Technologies’ end-to-end portfolio is supported by a world-class organization that operates globally across key functional areas, including technology and product development, marketing, sales, financial services, and services. Our go-to-market engine includes an extensive sales force and a global network of channel partners. Dell Financial Services and its affiliates offer customers payment flexibility and enable synergies across the business. We employ full-time service and support professionals and maintain vendor-managed service centers. We manage a world-class supply chain that drives long-term growth and operating efficiencies. Together, these durable competitive advantages provide a critical foundation for our success.

Our vision is to become the most essential technology company for the data era. We seek to address our customers’ evolving needs and their broader digital transformation objectives as they embrace today’s hybrid multi-cloud environment. We intend to execute on our vision by focusing on two overarching strategic priorities:

•	grow and modernize our core offerings in the markets in which we predominantly compete; and

•	pursue attractive new growth opportunities such as edge computing, Telecom, data management, and as-a-Service consumption models.

We believe that we are well-positioned in the data and multi-cloud era and that our results will benefit from our durable competitive advantages. We intend to continue to execute our business model to position our company for long-term success while balancing liquidity, profitability, and growth.

We are seeing an accelerated rate of change in the IT industry and increased demand for simpler, more agile IT as companies leverage multiple clouds in their IT environments. COVID-19 accelerated the introduction and adoption of new technologies to ensure productivity and collaboration from anywhere. To meet our customer needs, we continue to invest in research and development, sales, and other key areas of our business to deliver superior products and solutions capabilities and to drive long-term sustainable growth.

DELL INTERNATIONAL L.L.C., EMC CORPORATION AND THE ADDITIONAL REGISTRANT GUARANTORS

Each of Dell International and EMC is a direct wholly-owned subsidiary of Dell Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. With respect to the additional Registrant Guarantors, Denali Intermediate Inc. is a direct wholly-owned consolidated subsidiary of Dell Technologies. Additionally, Dell Inc. is a direct wholly-owned subsidiary of Denali Intermediate Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Dell International, EMC, Denali Intermediate Inc. and Dell Inc. are holding companies that directly or indirectly hold all of the operating subsidiaries of Dell Technologies.

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Dell International is the parent of Dell Financial Services L.L.C., which, along with its affiliates, supports our businesses by offering and arranging various financing options and services for our customers primarily in North America, Europe, Australia, and New Zealand.

CORPORATE INFORMATION

Dell Technologies (under the name Denali Holding Inc.) was incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013 pursuant to which the public stockholders of Dell received cash for their shares of Dell common stock. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.delltechnologies.com and the Investors page of our website is https://investors.delltechnologies.com. Information contained or linked on our website is not part of, and is not incorporated by reference in, this prospectus.

Dell International (under the name New Dell International LLC) was incorporated in the State of Delaware in 2016 in connection with Dell Technologies’ acquisition of EMC. New Dell International LLC changed its name to Dell International L.L.C. on September 8, 2016. Dell Inc. and Denali Intermediate Inc. were incorporated in the State of Delaware in 1987 and 2013, respectively. The principal address of Dell International, Denali Intermediate Inc. and Dell Inc. is One Dell Way, Round Rock, Texas 78682.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s telephone number is (508) 435-1000. EMC maintains a website at www.emccorporation.com. Information contained or linked on EMC’s website is not incorporated by reference into this prospectus and any accompanying prospectus supplement and is not a part of this prospectus and any accompanying prospectus supplement.

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RISK FACTORS

Investing in any securities offered pursuant to the registration statement of which this prospectus forms a part involves risks. Before making a decision to invest in any securities, you should carefully consider the risk factors discussed in the Annual Report and Quarterly Reports and in other documents that Dell Technologies files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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USE OF PROCEEDS

The Issuers intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement and/or free writing prospectus.

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DESCRIPTION OF DEBT SECURITIES

The debt securities will be the Issuers’ and, as applicable, Dell Technologies’ and the additional Registrant Guarantors’ senior unsecured obligations. The debt securities will be issued under one or more separate base indentures to be entered into at a later date, as supplemented by any supplemental indentures, in each case among the Issuers, Dell Technologies, the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Any base indenture, as supplemented by supplemental indentures, is referred to as an “indenture.”

Each time the Issuers offer debt securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and the material terms of any indenture, will be contained in the applicable prospectus supplement and other offering materials relating to such offering.

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PLAN OF DISTRIBUTION

The Issuers may sell the offered securities from time to time in one or more transactions: (a) through agents; (b) through underwriters or dealers; (c) in the over-the-counter market; (d) in privately negotiated transactions; (e) directly to one or more purchasers; or (f) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

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VALIDITY OF SECURITIES

The validity and enforceability of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Silver Lake Management Company III, L.L.C. and Silver Lake Management Company IV, L.L.C. Certain legal matters with respect to the Massachusetts registrant will be passed upon for us by Holland & Knight LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 28, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table lists the expenses expected to be incurred by us in connection with the issuance and distribution of securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and distribution expenses		**
Rating agency fees		**
Miscellaneous expenses, including listing fees and Blue Sky fees		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r). See Exhibit 107 to this registration statement for additional detail.
**

Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) The following entities are incorporated under the laws of the State of Delaware: Dell Inc., Dell Technologies Inc. and Denali Intermediate Inc.

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Corporations

The certificate of incorporation of Dell Technologies Inc. provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The bylaws of Dell Inc. and Denali Intermediate Inc. provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general), limited liability company member or manager, or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided therein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for certain suits or actions) only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification also shall include the right to be paid by the corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

The bylaws of Dell Technologies provide that each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (as used in this paragraph, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (as used in this paragraph, a “Person”), or by reason of any action alleged to have been taken or omitted by such person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (as used in this paragraph, an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors; provided, further, that the corporation shall not be obligated (a) to indemnify an indemnitee for any amounts paid in settlement of an action, suit or proceeding unless the corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the corporation under Section 16(b) of the Exchange Act. In addition, subject to certain exceptions, the corporation shall not be liable under to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment pursuant to this indemnity right or any insurance policy, contract, agreement or otherwise.

Dell Technologies also maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to Dell Technologies with respect to indemnification payments that Dell Technologies may make to such directors and officers.

(b) Dell International L.L.C. is a limited liability company organized under the laws of the State of Delaware.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of the Delaware Limited Liability Company

The limited liability company agreement of Dell International L.L.C. provides that, to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each (a) each managing member, other member or officer, in each case in his, her or its capacity as such, (b) any person (other than the company) of which a member is an officer, director, shareholder, partner, member, employee, representative or agent and (c) any affiliate (other than the company), officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing (as used in this paragraph, collectively, “Covered Persons”) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (as used in this paragraph, collectively, “Claims and Expenses”) that may be imposed on, incurred by or asserted at any time against such Covered Person in any way related to or arising out of the limited liability company agreement, the company or the management or administration of the company or in connection with the business or affairs of the company or the activities of such Covered Person on behalf of the company; provided that a Covered Person shall not be entitled to indemnification hereunder against Claims and Expenses that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s act or omission (i) that is a criminal act by such person that such person had no reasonable cause to believe was lawful or (ii) that constitutes fraud, gross negligence or knowing and willful misconduct by such person. The rights of any Covered Person to indemnification will be in addition to any other rights any such Covered Person may have under any other agreement or instrument in which such Covered Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

(c) EMC Corporation is a corporation incorporated under the laws of the Commonwealth of Massachusetts.

Massachusetts General Laws

Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Organizational Documents of the Massachusetts Corporation

The bylaws of EMC Corporation provide that the corporation shall, to the extent legally permissible, indemnify-each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to, any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. This right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

(d) Any underwriting agreement that we may enter into in connection with an offering pursuant to this registration statement may provide for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with such offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules. None.

ITEM 17.	UNDERTAKINGS

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for debt securities registered hereby.

3.1**	Amended and Restated Certificate of Formation of Dell International L.L.C., as amended.

3.2**	Second Amended and Restated Limited Liability Company Agreement of Dell International L.L.C.

3.3	Restated Articles of Organization of EMC Corporation, as amended (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.4	Amended and Restated Bylaws of EMC Corporation (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.5	Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (incorporated by reference to Exhibit 3.1 to Dell Technologies Inc.’s Current Report on Form 8-K (File No. 001-37867) filed on June 29, 2022).

3.6	Third Amended and Restated Bylaws of Dell Technologies Inc. (incorporated by reference to Exhibit 3.2 to Dell Technologies Inc.’s Current Report on Form 8-K (File No. 001-37867) filed on June 29, 2022).

3.7	Amended and Restated Certificate of Incorporation of Dell Inc., as amended (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.8	Amended and Restated Bylaws of Dell Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.9	Second Amended and Restated Certificate of Incorporation of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.61 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.10	Second Amended and Restated Bylaws of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.62 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

4.1**	Form of Base Indenture among Dell International L.L.C, EMC Corporation, Dell Technologies Inc., the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1**	Opinion of Simpson Thacher & Bartlett LLP

5.2**	Opinion of Holland & Knight LLP

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

23.3**	Consent of Holland & Knight LLP (included as part of Exhibit 5.2)

24.1**	Power of Attorney (included in signature pages of this Registration Statement)

Exhibit No.	Description

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the form of Base Indenture among Dell International L.L.C., EMC Corporation, Dell Technologies Inc., Dell Inc., Denali Intermediate Inc., and The Bank of New York Mellon Trust Company, N.A.

107**	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 9th day of January, 2023.

Date: January 9, 2023

DELL INTERNATIONAL L.L.C.

By: DELL INC., its Sole Member

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Christopher Garcia each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of January, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 9th day of January, 2023.

Date: January 9, 2023

EMC CORPORATION

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Christopher Garcia each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of January, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 9th day of January, 2023.

Date: January 9, 2023

DELL INC.

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Christopher Garcia each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of January, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 9th day of January, 2023.

Date: January 9, 2023

DELL TECHNOLOGIES INC.

By:	/s/ Michael S. Dell
Name:	Michael S. Dell
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Christopher Garcia each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of January, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ David W. Dorman David W. Dorman	Director

/s/ Egon Durban Egon Durban	Director

Signature	Title

/s/ David Grain David Grain	Director

/s/ William D. Green William D. Green	Director

/s/ Ellen J. Kullman Ellen J. Kullman	Director

/s/ Simon Patterson Simon Patterson	Director

/s/ Lynn Vojvodich Radakovich Lynn Vojvodich Radakovich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 9th day of January, 2023.

Date: January 9, 2023

DENALI INTERMEDIATE INC.

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas W. Sweet, Richard J. Rothberg and Christopher Garcia each of them, any of whom may act without joinder of the other, the individual’s the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of January, 2023.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive (Principal Executive Officer)

/s/ Thomas W. Sweet Thomas W. Sweet	Chief Financial Officer (Principal Financial Officer)

/s/ Brunilda Rios Brunilda Rios	Senior Vice President and Chief Accounting Officer US (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director